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                                                                    EXHIBIT 10.1

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT is made as of September 28, 2001, by and among AVIDYN, Inc., a Delaware corporation (the "Company"), The Answer Partnership, Ltd., a Texas limited partnership (the "Partnership"), The Essential Endowment Trust (the "Trust") and J. Ward Hunt ("Mr. Hunt").

                                    RECITALS:

         WHEREAS, the Partnership is owned 62.5% by John Ward Hunt and 37.5% by the Trust;

         WHEREAS, the Partnership intends to distribute 993,040 shares of Common Stock, $0.01 par value ("AVIDYN Stock") to the Trust and the Trust intends to withdraw from the Partnership prior to the Closing (as defined below);

         WHEREAS, the Partnership desires to sell and the Company desires to purchase 106,960 shares of AVIDYN Stock and the Trust desires to sell and the Company desires to purchase 993,040 shares of AVIDYN Stock.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Basis of Exchange.

         1.1 Purchase and Sale of Securities. Pursuant to the terms and conditions of this Agreement, the Partnership agrees to sell and deliver to the Company 106,960 shares of AVIDYN Common Stock (the "TAP Shares") and the Company agrees to purchase, accept and receive from the Partnership, the TAP Shares. Pursuant to the terms and conditions of this Agreement, the Trust agrees to sell and deliver to the Company 993,040 shares of AVIDYN Common Stock (the "Trust Shares") and the Company agrees to purchase, accept and receive from the Trust, the Trust Shares.

         1.2 Purchase Price. The purchase price per share for the Tap Shares and the Trust Shares is $3.60 per share.

         1.3 Closing. The closing of the sale of the TAP Shares and the Trust Shares (the "Closing") shall be held at a mutually acceptable time on or before October 15, 2001. At the Closing, the Partnership shall deliver to the Company the TAP Shares with appropriate stock powers and the Trust shall deliver to the Company the Trust Shares with appropriate stock powers. At the Closing, the Company shall pay the Partnership $385,056 and the Trust $3,574,944 by wire transfer or company check. At the Closing and as a condition of the Closing, (i) Mr. J. Ward Hunt and the Company must consummate the proposed transaction wherein Mr. Hunt cancels his options to purchase 500,000 shares of AVIDYN Stock and the Company pays Mr. Hunt $5,000 in consideration thereof and (ii) Mr. J. Ward Hunt's salary and benefit shall be decrease by the compensation committee of the Board of Directors of the Company to an amount equal to the President of the Company.



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         2. Representations.

         2.1 The Company hereby represents to the Partnership and the Trust that this Agreement has been duly authorized, executed and delivered by the Company, and is the legal, valid and binding obligation of the Company enforceable in accordance with its terms except that (i) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights and
(ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         2.2 The Trust hereby represents to the Company that this Agreement has been duly authorized, executed and delivered by the Trust, and is the legal, valid and binding obligation of the Trust enforceable in accordance with its terms except that (i) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         2.3 The Partnership hereby represents to the Company that this Agreement has been duly authorized, executed and delivered by the Partnership, and is the legal, valid and binding obligation of the Partnership enforceable in accordance with its terms except that (i) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights and
(ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         3. Indemnification.

         3.1 Mr. Hunt and the Partnership (each an "Indemnifying Party") jointly and severally hereby agree to indemnify and defend the Company and its officers, directors, partners, employees, agents, successors and assigns (each an "Indemnified Party") from and against (a) any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action and encumbrances suffered, sustained, incurred or required to be paid by an Indemnified Party to or in connection with (i) the Partnership, (ii) any partner of the Partnership, (iii) the Trust, (iv) the beneficiaries of the Trust or the estate or relatives of the beneficiaries of the Trust, (v) the trustees of the Trust, or (vi) the successor or assigns of the Partnership, the partners of the Partnership, the Trust, the beneficiaries of the Trust or the trustees of the Trust, or (b) all reasonable costs and expenses (including, without limitation, attorneys' fees, interest and penalties) incurred by Indemnified Party in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 3.

         3.2 The obligations and liabilities of Indemnifying Party hereunder with respect to claims resulting from the assertion of liability by Indemnified Party shall be subject to the following terms and conditions:

         (a) Indemnified Party shall give prompt written notice to Indemnifying Party of any claim which might give rise to a claim by Indemnified Party against Indemnifying Party based on the indemnity agreement contained in the Section 3(a), stating the nature and basis of said claims and the amounts thereof, to the extent known;

         (b) If any action, suit or proceeding is brought against Indemnified Party with respect to which Indemnifying Party may have liability under the indemnity agreement contained in Section 3(a), the action, suit or proceeding shall, upon the written acknowledgment by Indemnifying Party that it is obligated to indemnify under such indemnity agreement, be defended (including all proceedings on appeal or for review which counsel for Indemnified Party shall deem appropriate) by Indemnifying Party.



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Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at Indemnified Party's own expense unless the employment of such counsel and the payment of such fees and expenses both shall have been specifically authorized in writing by Indemnifying Party in connection with the defense of such action, suit or proceeding. Indemnified Party shall be kept fully informed of such action, suit or proceeding at all stages thereof whether or not separate counsel represents it.

         (c) Indemnified Party shall make available to Indemnifying Party and its attorneys and accountants all books and records of Indemnified Party relating to such proceedings or litigation and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

         (d) Indemnified Party shall not make any settlement of any claims without the prior written consent of Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Indemnifying Party shall not make any settlement of any claims which may adversely affect Indemnified Party without the prior written consent of Indemnified Party, which consent shall not be unreasonably withheld or delayed.

         (e) Except as herein expressly provided, the remedies provided in
Section 3 hereof shall be cumulative and shall not preclude assertion by any party of any other rights or the seeking of any other rights or remedies against any other party hereto.

         4. Miscellaneous Provisions.

         4.1 Amendment. This Agreement may be amended at any time but only by an instrument in writing signed by the parties hereto.

         4.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns.

         4.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.4 Entire Agreement. This Agreement contains the entire understanding of the Company and the Purchasers in respect of the subject matter contained herein. This Agreement supersedes any prior agreements and understandings between the parties with respect to the subject matter.

         4.5 Notices. Any notice, consent, demand, request, approval or other communication to be given hereunder by any party to another shall be deemed to have been duly given if given in writing and personally delivered or sent by overnight delivery service, telegram, facsimile transmission, telex or United States mail, registered or certified, postage prepaid, with return receipt requested, to that set forth under the parties' signature hereto. Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of notice so given by overnight delivery service, on the date of actual delivery and, in the case of notice so given by telegram, facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.



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         4.6 Third-Party Beneficiaries. This Agreement is intended for the parties hereto, and no other person or entity shall have any rights, obligations, duties and benefits pursuant hereto.

         4.7 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas.

         IN WITNESS WHEREOF, the Company, the Partnership and the Trust have executed this Agreement as of the date first written above.


                                          AVIDYN, INC.

Address:
16980 Dallas Parkway, Suite 120
Dallas, Texas 75248                       By:      /s/ Joseph A. Hensley
                                             -----------------------------------
                                             Joseph A. Hensley, President

                                          The Answer Partnership, Ltd
Address:
16980 Dallas Parkway, Suite 120
Dallas, Texas 75248                       By:      /s/ J. Ward Hunt
                                             -----------------------------------
                                             J. Ward Hunt, Managing Partner

Address:                                  The Essential Endowment Trust
P. O. Box 7594
Dallas, Texas  75209-7594
                                          By:      /s/ Hilre Lucille Hunt
                                             -----------------------------------
                                             Hilre Lucille Hunt, Trustee

Address:
16980 Dallas Parkway, Suite 120                    /s/ J. Ward Hunt
Dallas, Texas 75248                       --------------------------------------
                                          J. Ward Hunt




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